AGREEMENT FOR PURCHASE AND SALE OF STOCK

     This  Agreement  for Purchase and Sale of Stock (this "Agreement") is dated
                                                            ---------
_________________ among AMERICAN FIRE RETARDANT CORP., a Nevada Corporation ("Buyer"), having its principal office at 9316 Wheatlands Road, Santee,
  -----
California  92071;  ALFRED M. BAYER and DARLENE BAYER ("Shareholders"), residing
                                                        ------------
at 1479 Cottonwood Street, Ontario, California 91761; and ALCHEMCO, INC., a California Corporation, having its principal office at 10840 Mulberry Avenue, Fontana, California 92337 ("Corporation"). In this Agreement, Shareholders and
                             -----------
Corporation  are  collectively  referred  to  as  "Selling  Parties."
                                                   ----------------

                                    RECITALS
                                    --------

     A. Shareholders have represented that Shareholders own all the outstanding stock of Corporation.

     B. Buyer desires to purchase from Shareholders, and Shareholders desire to sell to Buyer, all the outstanding stock of Corporation (the "Shares").
                                                                       ------

     In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

     1.1 PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, on the closing date, Shareholders will transfer and convey the Shares to Buyer, and Buyer will acquire the Shares from Shareholders.

     1.2 ESCROW. An escrow account has been opened at International City Escrow, 500 East Spring Street, Long Beach, California (escrow number 40060-DM) (the "Escrow").
       ------

     1.3 CONSIDERATION. As payment for the transfer of the Shares by Shareholders to Buyer, Buyer agrees to pay to Shareholders the following:

          (a) A bank cashier's check, payable to the order of ALFRED M. BAYER and DARLENE BAYER in the amount of Two Hundred Fifty Thousand Dollars ($250,000), payable from Escrow upon execution and delivery to Escrow of this Agreement by all parties.

          (b) Buyer's promissory note, dated as of the closing date, in the principal amount of Two Million Nine Hundred Fifty-Three Thousand Fifty-Six and Forty-Seven Hundredths Dollars ($2,949,963.33) (the "Promissory Note").
                                                              ---------------
     This Promissory Note shall be in the form of Exhibit A. The Promissory Note
                                                  ---------
     shall be secured by the Shares pursuant to a Pledge Agreement in the form of Exhibit B.
         ----------

                                   ARTICLE II

                 SELLING PARTIES' REPRESENTATIONS AND WARRANTIES

     Selling Parties, jointly and severally, warrant that, to the best of their knowledge, except as disclosed in this Agreement or the attached exhibits and schedules, as of this date:

     2.1 ORGANIZATION. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of California and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Corporation to be qualified in any jurisdiction other than the state of its incorporation.

     2.2 CAPITAL STRUCTURE. The authorized capital stock of Corporation consists of one hundred thousand (100,000) shares of common stock, of which seven hundred sixty-five (765) shares are issued and outstanding. All the Shares are validly issued, fully paid, and non-assessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 TITLE TO SHARES. Shareholders are the owners, beneficially and of record, of all the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholders have full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority

     2.4 SUBSIDIARIES. Corporation does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

     2.5     FINANCIAL  STATEMENTS.  Exhibit  C  to  this  Agreement  sets forth
                                     ----------
balance sheets of Corporation as of December 31, 2001, December 31,2002, and December 31, 2003, as well as the six month period ending June 30, 2004, and the related statements of income and retained earnings for the three years ending on those dates. The financial statements in Exhibit C are referred to as the
                                               ----------
financial statements. The financial statements have been prepared consistently by Corporation throughout the periods indicated, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the financial statements, and the results of its operations for the respective periods indicated. No representation is made that the financial statements have been prepared in accordance with generally accepted accounting principles.

     2.6 TAX RETURNS AND AUDITS. Within the times and in the manner prescribed by law, Corporation has filed all federal, state, and local tax returns required by law and have paid all taxes, assessments, and penalties shown to be due and payable on such returns. There are no present disputes about taxes of any nature payable by Corporation.

     2.7     REAL PROPERTY INTERESTS.  Exhibit D to this Agreement is a complete
                                       ---------
and accurate list of all real property owned by or leased to Corporation, together with an accurate brief description of each property.

     2.8     HAZARDOUS  MATERIALS.  There  are  no  underground  storage  tanks located  on  the  real  property  described  in Exhibit D in which any hazardous
                                                ---------
material, as defined below, has been in the past five (5) years or is being stored, nor has there been any spill, disposal, discharge, or release of any hazardous material into, on, from, or over that real property or into or on ground or surface water on that real property. As used in this paragraph, "hazardous material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local governmental authority where the substance, material, or waste is located.

     2.9 INVENTORY. The inventories of raw materials, work in process, and finished goods (collectively called inventories) shown on Corporation's balance sheet as of June 30, 2004 consist of items that are usable and salable in the ordinary course of business by Corporation. Except for sales made in the ordinary course of business since that date, all the inventories are the property of Corporation. The value of the inventories has been determined consistently from year to year.

     2.10 ACCOUNTS RECEIVABLE. All accounts receivable of Corporation shown on the balance sheet of Corporation as of June 30, 2004 arose from valid sales in the ordinary course of business. No representation is made as to whether any such accounts are collectible.

     2.11 TRADE NAMES, COPYRIGHTS, TRADEMARKS. Corporation does not use any trademark, service mark, trade name, or copyright in its business, and does not own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration, or application the use of which is necessary or contemplated in connection with the operation of Corporation's business or in connection with the performance of any contract to which Corporation is a party.

     2.12     PATENTS  AND  PATENT  RIGHTS.  Exhibit  E  to  this Agreement is a
                                             ----------
complete schedule of all patents, inventions, industrial models, processes, designs, and applications for patents owned by Corporation or in which they have any rights, licenses, or immunities. The patents and applications for patents listed in Exhibit E are valid and in full force and effect.
            ----------

     2.13 TITLE TO ASSETS. Corporation has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible, or intangible, that constitute all the assets and interests in assets that are used in the business of Corporation.

     2.14 LAWFUL OCCUPATION OF REAL PROPERTY. Corporation occupancy of any real property in not in violation of any law, regulation, or decree.

     2.15     INSURANCE  POLICIES.  Exhibit F to this Agreement is a description
                                    ---------
of all insurance policies held by Corporation concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F.
    ----------

     2.16     COMPLIANCE  WITH  LAWS.  Except  as  set  forth  in  Exhibit  G,
                                                                   ----------
Corporation  has  not
received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     2.17     LITIGATION.  Except  as  set  forth  in  Exhibit  H,  there  is no
                                                       ----------
pending, or, to the best knowledge of the Shareholders and Corporation, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Corporation or its business, assets, or financial condition.

     2.18 AUTHORITY AND CONSENTS. Selling Parties have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement; and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this Agreement by Corporation have been duly authorized by all necessary corporate action.

     2.19 CORPORATE DOCUMENTS. Selling Parties have furnished to Buyer for its examination (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and board of directors of Corporation; (3) all permits, orders, and consents issued by the California Commissioner of Corporations with respect to Corporation, or any of its securities, and all applications for such permits, orders, and consents; and (4) the stock transfer books of Corporation setting forth all transfers of any capital stock.

     2.20 SELLER'S FULL DISCLOSURE. None of the warranties made by Shareholders or Corporation or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, taken as a whole contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made true.

                                   ARTICLE III

                     BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer  represents  and  warrants  that:

     3.1 ORGANIZATION. Buyer is a corporation duly organized, existing, and in good standing under the laws of Nevada. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of Buyer.

     3.2 AUTHORITY AND CONSENTS. Buyer need make or obtain no consent, approval, or authorization of, or declaration, filing, or registration with, any federal or state governmental or regulatory authority in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   PRE-CLOSING OBLIGATIONS OF SELLING PARTIES

     Selling Parties covenant that from the date of this Agreement until the closing:

     4.1 BUYER'S ACCESS TO PREMISES AND INFORMATION. Buyer and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Selling Parties will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested. Buyer agrees to give Selling Parties 48 hours' notice before visiting Buyer's place of business. Buyer shall not contact Selling
Parties' employees, customers, or suppliers without Selling Parties' prior written approval.

     4.2 CONDUCT OF BUSINESS IN NORMAL COURSE. Corporation will carry on its business and activities diligently and in substantially the same manner as they previously have been carried out and will not institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by Corporation as of the date of this Agreement.

     4.3 PRESERVATION OF BUSINESS AND RELATIONSHIPS. Corporation will use reasonable efforts to preserve its respective business organizations intact; to keep available to Corporation its present officers and employees; and to preserve its present relationships with suppliers, customers, and others having business relationships with it.

     4.4 NO CHANGE IN CORPORATE STRUCTURE. Corporation will not (1) amend its articles of incorporation or bylaws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

     4.5 MAINTENANCE OF INSURANCE. Corporation will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of their businesses.

     4.6 EMPLOYEES AND COMPENSATION. Corporation will not: (1) make any change in compensation payable or to become payable to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which it is a party or by which it may be bound; provided, however, that the Corporation will implement the previously arranged salary increases and employee loyalty bonus agreements set forth on the disclosure schedule.

     4.7 DIVIDENDS, DISTRIBUTIONS, AND STOCK ACQUISITIONS. Corporation will not:

     (1) Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

     (2) Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock; or

     (3) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

     4.8     PAYMENT OF LIABILITIES AND WAIVER OF CLAIMS.  Corporation will not:
(1) pay any obligation or liability, fixed or contingent, other than current liabilities; (2) waive or compromise any right or claim; or (3) cancel, without full payment, any note, loan, or other obligation owed to Corporation.

     4.9 MODIFICATION OF EXISTING AGREEMENTS PROHIBITED. Corporation will not modify, amend, cancel, or terminate any of its existing contracts or agreements.

     4.10 TRUE WARRANTIES AS OF CLOSING. All warranties of Selling Parties set forth in this Agreement will also be true on the closing date as if made on that date, except to the extent that any of them may become untrue because of events beyond the control of Selling Parties, who are unable to make them true as of the closing date despite their best efforts to do so.

     4.11 INFORMATION CONFIDENTIAL. Buyer agrees that Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Shareholders or Corporation, any data and information about the business of Corporation obtained in connection with this transaction or agreement, except as far as the data and information may be required by law. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Selling Parties all that data and information that Selling Parties may reasonably request, including worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Buyer in connection with this transaction.

                                    ARTICLE V

                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

     The obligations of Buyer to purchase the Shares under this Agreement are subject to the satisfaction, at or before the closing, of all the conditions set out below in this paragraph. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition will constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholders or Corporation are in default of any of their representations, warranties, or covenants under this Agreement.

     5.1 ACCURACY OF SELLING PARTIES' WARRANTIES. Except as otherwise permitted by this Agreement, all warranties by each of the Selling Parties in this Agreement, or in any written statement that will be delivered to Buyer by any of them under this Agreement, must be true in all material respects on the closing date as though made at that time

     5.2 PERFORMANCE BY SELLING PARTIES. Selling Parties must have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, by the closing date.

     5.3 NO MATERIAL ADVERSE CHANGE. During the period from June 30, 2004 to the closing date, there will not have been any material adverse change in the financial condition or the results of operations of Corporation, and Corporation will not have sustained any insured or uninsured loss or damage to its assets that materially and adversely affects its ability to conduct a material part of its business; provided, however, that material adverse changes arising from acts of terrorism or an industry- or economy-wide recession shall be excepted from this representation and shall not form the basis for averting the closing.

     5.4 CERTIFICATION BY SELLING PARTIES. Buyer will have received a certificate, dated the closing date, signed and verified by Shareholder and by Corporation's president or vice president and treasurer, certifying, in such detail as Buyer and its counsel may reasonably request, that to the best of their knowledge, the conditions specified in this Agreement have been fulfilled.

     5.5 CORPORATE APPROVAL. The execution and delivery of this Agreement by Corporation, and the performance of its covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer will have received copies of all resolutions pertaining to that authorization, certified by the secretary of Corporation.

     5.6 EMPLOYMENT AGREEMENT. An employment agreement in the form set forth in Exhibit I dated the closing date, will have been executed and delivered
         ---------
by  CHRISTINE  DAVIES  to  Buyer.

     5.7 LEASE. Buyer and Shareholders will have entered into a lease for the premises located at 10840 Mulberry Avenue, Fontana, California for a term of ten (10) years in the form attached as Exhibit J, subject to an option in favor
                                        ---------
of Buyer to acquire that leased property pursuant to an agreement attached as Exhibit K.
----------

     5.8 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments, and other documents delivered to Buyer under this Agreement will be satisfactory in all reasonable respects to Buyer and its counsel.

     5.9 RESIGNATIONS. Selling Parties will have delivered to Buyer, except as otherwise requested by Buyer, the written resignations of all the officers and directors of Corporation, and will cause any other action to be taken with respect to these resignations that Buyer may reasonably request.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

     The obligations of Shareholder to sell and transfer the Shares under this Agreement are subject to the satisfaction, at or before the closing, of all the following conditions. Shareholders may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition will constitute a waiver by Shareholders of any of their other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

     6.1 ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. All warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement must be true on and as of the closing date as though such representations and warranties were made on and as of that date.

     6.2 BUYER'S PERFORMANCE. Buyer must have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy before or at the closing.

     6.3 BUYER'S CORPORATE APPROVAL. The board of directors and holders of a majority of the outstanding stock of Buyer will have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations to be performed under this Agreement on or before the closing date.

     6.4 EMPLOYMENT AGREEMENTS. An employment agreement in the form set forth in Exhibit I dated the closing date, will have been executed and delivered
         ---------
by  Buyer  to  CHRISTINE  DAVIES.

     6.5 ABSENCE OF LITIGATION. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, will have been instituted or threatened on or before the closing date.

                                   ARTICLE VII

                            TIME AND PLACE OF CLOSING

     The  transfer  of  the Shares by Shareholders to Buyer (the "closing") will
                                                                  -------
take place at the offices of Beck & Christian, 23041 Mill Creek Drive, Laguna Hills, California 92653 at 10:00 a.m. local time, on October 15, 2004, or at such other time and place as the parties may agree to in writing (the "closing
                                                                         -------
date").
----

                                  ARTICLE VIII

                             OBLIGATIONS AT CLOSING

     8.1 SELLING PARTIES' OBLIGATIONS AT CLOSING. At the closing, Shareholders must deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel:

          (a) A certificate or certificates representing the Shares, registered in the name of Shareholders, duly endorsed by Shareholders for transfer or accompanied by an assignment of the Shares duly executed by Shareholders, with all required documentary stock transfer stamps affixed or accompanied by Shareholders' personal check for the amount of these stamps. On submission of that certificate or certificates to Corporation for transfer, Corporation will issue to Buyer a certificate representing the Shares, registered in the Buyer's name.

          (b) The stock books, stock ledgers, minute books, and corporate seals of Corporation.

          (c) Except with respect to CHRISTINE DAVIES, who is being hired as the Corporation's President pursuant to the employment agreement attached as Exhibit I or as otherwise specified by Buyer,
                              ---------
     the written resignations of all the officers and directors of Corporation.

          (d)     An  option  agreement  in the form attached as Exhibit K,
                                                                 ---------
     signed on behalf of Aldar, LLC;

          (e) A certificate executed by Selling Parties, dated the closing date, certifying that all their representations and warranties in this Agreement are true on the closing date, as though each of those representations and warranties had been made on that date, except to the extent that any of them may have become untrue after the date of this Agreement because of events outside Selling Parties' control that they are unable to make true on the closing date despite their best efforts to do so.

     8.2 BUYER'S OBLIGATIONS AT CLOSING. At the closing, Buyer must deliver to Shareholders the following instruments and documents, in form and substance satisfactory to Shareholders and their counsel:

          (a) Buyer's promissory note dated the closing date, in the principal amount of Three Million Dollars ($3,000,000) in the form of Exhibit A;
     ---------

          (b) Twenty (20) checks made payable to Shareholders, each corresponding in date and amount to payments due under the Promissory Note;

          (c) Certified resolutions of Buyer's board of directors, in form satisfactory to counsel for Selling Parties, authorizing the execution and performance of this Agreement and all actions to be taken by Buyer under this Agreement; and

          (d) A certificate executed by the president or vice president and the secretary or treasurer of Buyer certifying that all Buyer's representations and warranties under this Agreement are true as of the closing date, as though each of those representations and warranties had been made on that date.

                                   ARTICLE IX

                        INDEMNITY AND GUARANTY PROVISIONS

     9.1 SHAREHOLDERS' INDEMNITY. Shareholders will indemnify, defend, and hold harmless Buyer and Corporation against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees that they may incur or suffer that arise, result from, or relate to any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this Agreement. Shareholders' liability under this paragraph will not, however, exceed the aggregate amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000). Despite any other provision of this Agreement, Shareholders will not be liable to Buyer on any warranty, representation, or covenant made by Selling Parties in this Agreement, or under any of their indemnities in this Agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed Ten Thousand Dollars ($10,000); provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding Ten Thousand
Dollars ($10,000) each reaches One Hundred Thousand Dollars ($100,000), Shareholders will, subject to the above limitation on its maximum aggregate liability, thereafter be liable in full for all breaches and indemnities and all those claims, losses, expenses, obligations, and liabilities.

     9.2 DEDUCTION FOR BUYER'S TAX BENEFITS. In computing the amount to be paid by Shareholder under its indemnity obligations, there will be deducted an amount equal to any tax benefits actually received by Buyer and Corporation, taking into account the income tax treatment of the receipt of these payments.

     9.3 SELLERS' RIGHT TO DEFEND. Buyer will promptly notify Shareholders of the existence of any claim, demand, or other matter to which Shareholders' indemnification obligations would apply and will give Shareholders a reasonable opportunity to defend the same at Shareholders' own expense and with counsel of Shareholders' own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If Shareholders, within a reasonable time after this notice, fails to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Shareholders. If the claim is one that cannot by its nature be defended solely by Shareholders (including any federal or state tax proceeding), Buyer will make available and cause Corporation to make available, all information and assistance that Shareholders may reasonably request.

     9.4 BUYER'S INDEMNITY. Buyer will indemnify and hold harmless the Selling Parties against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities it may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement, or by reason of any act or omission of Buyer, or any of its successors or assigns, after the closing date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of any of the Selling Parties under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the closing date, but only to the extent to which Buyer expressly assumes these obligations, duties, and liabilities under this Agreement.

                                    ARTICLE X

                             COVENANT NOT TO COMPETE

     10.1 COVENANT. ALFRED M. BAYER acknowledges that, as a former key management employee of the Corporation, he has had access to the development, implementation, and management of the Corporation's business strategies. By virtue of his unique and sensitive position and special background, employment of ALFRED M. BAYER by a competitor of the Corporation represents a serious competitive danger to the Corporation and the use of the ALFRED M. BAYER's talent and knowledge and information about the Corporation's business and strategies would constitute a valuable competitive advantage over the Corporation. Consequently:

          (a) ALFRED M. BAYER covenants and agrees that, during and for a period of two (2) years after the closing date, he will not engage or be engaged in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by the Corporation in any county in which the Corporation is conducting business as of the closing date.

          (b) If any court determines that the covenant and agreement described above is unenforceable because of the duration or geographic scope of the covenant, that court shall have the power to reduce the duration or scope of the provision, as the case may be, and the provision shall be enforceable in its reduced form.

          (c) This parties acknowledge that this covenant is being given as additional consideration for the repurchase of ALFRED M. BAYER's stock in the Corporation.

     10.2 INJUNCTIVE RELIEF. ALFRED M. BAYER acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to the Corporation that could not be compensated by money damages. ALFRED M. BAYER agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining ALFRED M. BAYER from violating these provisions in the event there is a finding of their breach.

                                   ARTICLE XI

                                      TAXES

     Corporation and Shareholders have elected to be taxed in accordance with the S Corporation rules promulgated by the Internal Revenue Service.

     Shareholders shall be responsible for filing the Corporation's final income tax returns for the year ending with the closing date and paying any income taxes attributable to the Corporation's income for that year as well as any income taxes attributable to their sale of the Shares.

     As additional consideration for the purchase of the Shares, the Corporation and the Buyer, jointly and severally, agree to pay to the Shareholders their distributable share of the taxable income of the Company with respect to the calendar year 2004, as reflected on Schedule K-1 for 2004, which payment shall be made no later than the filing of the Corporation's tax return for calendar year 2004 (but no later than September 15, 2005).

     Buyer will promptly notify Shareholders if any tax audit is commenced by any taxing authority with respect to a year preceding the closing date for which Shareholders could have liability. Shareholders shall have a reasonable opportunity to participate in, defend, settle or compromise any such audit at Shareholders' own expense and with counsel of Shareholders' own selection. If Shareholders, within a reasonable time after this notice, fail to participate or defend the audit, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the issues raised at audit for the account, and at the risk, of Shareholders.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and coordinated by and between Buyer and Selling Parties. No party will act unilaterally in this regard without the prior written approval of the others; however, this approval will not be unreasonably withheld.

     12.2 NO FINDER'S OR BROKER'S FEES. Except as provided in this section, each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions. Shareholders will be responsible for any fees or commissions owed to David Coe or Grubb and Ellis in connection with the transactions described in this Agreement.

     12.3 EXPENSES. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     12.4 EFFECT OF HEADINGS. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

     12.5 WORD USAGE. Unless the context clearly requires otherwise: (i) plural and singular numbers will each be considered to include the other; (ii) the masculine, feminine, and neuter genders will each be considered to include the others; (iii) "shall," "will," "must,"

"agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "Or" is not exclusive; and (vi) "includes" and "including" are not limiting.

     12.6 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

     12.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

     12.8 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No provision gives any third persons any right of subrogation or action against any party to this Agreement.

     12.9 ASSIGNMENT. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, that Buyer may not assign any of its rights under this Agreement, except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary will relieve Buyer of any of its obligations or duties under this Agreement.

     12.10 ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation of it, will be settled by arbitration in San Bernardino County, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     12.11 SPECIFIC PERFORMANCE AND WAIVER OF RESCISSION RIGHTS. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, both parties acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it will be consummated at the closing, each of the parties waives any rights that it may have to rescind this Agreement or the transaction consummated by it; provided, however, that this waiver will not affect any other rights or remedies available to the parties under this Agreement or under the law.

     12.12 RECOVERY OF LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     12.13 CONDITIONS PERMITTING TERMINATION. Any party may on the closing date terminate this Agreement, without liability to any other: (1) if any bona fide action or proceeding will be pending against any party on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement; or (2) if the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this Agreement has not been approved by counsel as required by this Agreement.

     12.14 DEFAULTS PERMITTING TERMINATION. If either Buyer or Selling Parties materially default in the due and timely performance of any of their warranties or agreements under this Agreement, the non-defaulting party or parties may on the closing date give notice of termination of this Agreement. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five (5) days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.

     12.15 REPRESENTATIONS AND OBLIGATIONS EXPIRE AT CLOSING. The representations and warranties made by the parties to this Agreement, and their respective obligations to be performed under its terms on or before the closing date, will expire with, and be terminated and extinguished by, the closing, and consummation of the closing will be conclusive evidence that each party is fully satisfied with the facts constituting the basis of the representations and warranties of the other parties and with the performance of their obligations. This paragraph will not affect any obligation of any party under this Agreement that is permitted to be performed, in whole or in part, after the closing. This paragraph will not affect any obligation under section 4.11 in the event the transactions contemplated by this Agreement are for any reason not consummated, and the obligations under that section shall not expire.

     12.16 NOTICES. All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

               Shareholders:            Alfred M. and Darlene Bayer
                                        1479 Cottonwood Street
                                        Ontario, CA  91761

               With  a  copy  to:       Gregory M. Beck, Esq. And
                                        Stephen L. Christian, Esq.
                                        Beck & Christian
                                        23041 Mill Creek Dr.
                                        Laguna Hills, CA  92653

               Buyer:                   American Fire Retardant Corp.
                                        9316 Wheatlands Road
                                        Santee, California  92071
                                        Randy Betts, CFO

               With  a  copy  to:       ______________________
                                        ______________________
                                        ______________________

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     12.17 GOVERNING LAW. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     12.18 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                        SELLING  PARTIES:

                                        ________________________________
                                        ALFRED  M.  BAYER

                                        ________________________________
                                        DARLENE  BAYER

                                        ALCHEMCO, INC., A California
                                        Corporation

                                        By:   ___________________________
                                              ALFRED M. BAYER, President

                                        BUYER:

                                        AMERICAN  FIRE  RETARDANT  CORP.,
                                        A  Nevada  Corporation

                                        By:   ______________________________
                                              RANDY W. BETTS, CFO

                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE

                                    EXHIBIT B
                                    ---------

                                PLEDGE AGREEMENT

                                    EXHIBIT C
                                    ---------

                              FINANCIAL STATEMENTS

                                    EXHIBIT D
                                    ---------

                             REAL PROPERTY INTERESTS


Corporation leases the property at 10840 Mulberry Avenue, Fontana, California from Aldar, LLC. Copy of lease attached as Exhibit J.
                                            ---------

                                    EXHIBIT E
                                    ---------

                                  PATENT RIGHTS


None.

                                    EXHIBIT F
                                    ---------

                                    INSURANCE

                                    EXHIBIT G
                                    ---------

                              COMPLIANCE WITH LAWS


Corporation has not yet filed a risk management program with the hazardous materials division of the fire department with respect to its tanks.

                                    EXHIBIT H
                                    ---------

                                   LITIGATION


Corporation is a defendant in a small claims action (Case No. RIS167312) pending in Riverside County. The case involves the Corporation's purchase of equipment from American Danatron Corporation, which equipment failed to function properly and was rejected by the Corporation. The equipment has been tendered back to American Danatron Corporation.

                                    EXHIBIT I
                                    ---------

                              EMPLOYMENT AGREEMENT

                                    EXHIBIT J
                                    ---------

                                      LEASE

                                    EXHIBIT K
                                    ---------

                                OPTION AGREEMENT